EXHIBIT 21.1

           LIST OF SUBSIDIARIES OF ADVANCED TECHNICAL PRODUCTS, INC.

         NAME OF SUBSIDIARY                           STATE OF INCORPORATION
         ------------------                           ----------------------
      Technical Products Group, Inc.                    Delaware
      Alcore, Inc.                                      Delaware
      Lincoln Properties, Inc.                          Delaware
      Marion Properties, Inc.                           Delaware
      Deland Properties, Inc.                           Delaware